Exhibit 10.1
                                                                    ------------
                                                                  EXECUTION COPY

                             PLAYTEX PRODUCTS, INC.

                      SECOND AMENDMENT TO CREDIT AGREEMENT


         This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of June 30, 1999 and entered into by and among Playtex Products, Inc., a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages hereof ("Lenders"), DLJ Capital Funding, Inc., as the Syndication Agent for Lenders ("Syndication Agent"), and Wells Fargo Bank, N.A., as administrative agent for the Lenders ("Administrative Agent"), and, for purposes of Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of July 21, 1997, as amended by the First Amendment dated as of January 28, 1998 (as so amended, the "Credit Agreement"), by and among the Borrower, Lenders, Syndication Agent and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

         WHEREAS, the Borrower has advised Lenders that the Borrower desires to directly acquire (the "Acquisition") certain business assets pertaining to the manufacturing, marketing and selling of products under the Baby Magic brand name (the "Baby Magic Business") for an aggregate cash purchase price of approximately $93 million, including the payment of approximately $3 million in related fees and expenses;

         WHEREAS, the Borrower proposes to pay for the Acquisition and related fees and expenses through the borrowing of up to $100 million of senior secured debt consisting of additional Term A Loans funded under the Credit Agreement;

         WHEREAS, the Borrower proposes to amend the Credit Agreement to reset the permitted acquisition basket at $150 million following the Acquisition and to increase the permitted amount of annual capital expenditures to $30 million;

         WHEREAS, the Borrower has requested Lenders to amend the Credit Agreement to (i) increase the outstanding Term A Loans by $100 million, (ii) permit the Borrower to make the Acquisition and subsequently reset the permitted acquisition basket at $150 million, (iii) increase the permitted amount of annual capital expenditures under the Credit Agreement to $30 million and (iv) make other related amendments as set forth below;

         WHEREAS, subject to the terms and conditions set forth in this Amendment, the Lenders are willing to agree to such amendments.

         NOW, THEREFORE, in consideration of the premises and the agreements, covenants and other provisions herein contained, the parties hereto agree as follows:

         Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

         1.1 Amendments to Cover Page

         The cover page of the Credit Agreement is hereby amended by deleting the reference to "$170,000,000" set forth thereon and substituting "$270,000,000" therefor.

         1.2 Amendments to Section 1: Definitions

         A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

         "'Baby Magic Business': assets to be acquired by the Borrower on the Second Amendment Effective Date pertaining to the manufacturing, marketing, and selling of products under the Baby Magic (R) brand name in the United States, Canada and Puerto Rico.

         'Information Systems and Equipment of Borrower': all computer hardware and software, as well as other information processing systems and any equipment containing embedded microchips which are directly owned, licensed, leased, operated or otherwise controlled by the Borrower or any of its Subsidiaries (including through third-party service providers), and which, in whole or in part, are used, operated, relied upon or integral to the Borrower's or any of its Subsidiaries' conduct of their business.

         'New Term A Loan Lenders': those financial institutions making Term A Loans to the Borrower on the Second Amendment Effective Date and identified as New Term A Loan Lenders on Schedule 1.1. Upon the effectiveness of the Second Amendment and the making of such Term A Loan to the Borrower each New Term A Loan Lender shall become a Lender for all purposes under the Credit Agreement to the same extent as if originally a party thereto, and each reference to the term "Lender" in the Credit Agreement shall include without limitation the New Term A Loan Lenders.

         'Second Amendment': the Second Amendment to Credit Agreement dated as of June 30, 1999, by and among the Borrower, Lenders, Syndication Agent and Administrative Agent.

         'Second Amendment Effective Date': the date on which the conditions precedent to the effectiveness of the Second Amendment as set forth in
         Section 2 thereof shall have been satisfied.

         'Year 2000 Compliant': all Information Systems and Equipment of Borrower accurately process date data (including, but not limited to, calculating, comparing and sequencing) before, during and after the year 2000, as well as same-century and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment of Borrower, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs on the date hereof and shall not otherwise impair the accuracy or functionality of Information Systems and Equipment of Borrower."

         B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Applicable ABR Margin" therefrom and by substituting the following therefor:

         "'Applicable ABR Margin': as of any date of determination, a percentage per annum determined by the Funded Debt Ratio set forth on the most recent Level Determination Certificate as shown below; provided that for the six months immediately following the funding of the Term A Loans on the Second Amendment Effective Date, the Applicable ABR Margin shall be deemed to be 0.25% per annum.

Funded Debt Ratio                                                   ABR Margin
------ ---- -----                                                   --- ------
Greater than 5.25:1.0                                                  0.25%
Greater than 4.5:1.0 and less than or equal to                         0.00%
5.25:1.0
Greater than 4.0:1.0 and less than or equal to 4.5:1.0                 0.00%
Less than or equal to 4.0:1.0                                          0.00%"

         C. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Applicable Eurodollar Margin" therefrom and by substituting the following therefor:

                  "'Applicable Eurodollar Margin': as of any date of determination, a percentage per annum determined by the Funded Debt Ratio set forth on the most recent Level Determination Certificate as shown below; provided that for the six months immediately following the funding of the Term A Loans on the Second Amendment Effective Date, the Applicable Eurodollar Margin shall be deemed to be 1.50% per annum.


Funded Debt Ratio                                              Eurodollar Margin
------ ---- -----                                              ---------- ------
Greater than 5.25:1.0                                                1.50%
Greater than 4.5:1.0 and less than or equal to                       1.25%
5.25:1.0
Greater than 4.0:1.0 and less than or equal to 4.5:1.0               1.00%
Less than or equal to 4.0:1.0                                        0.75%"

         D. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Term A Loan Commitment" therefrom and by substituting the following therefor:

         "'Term A Loan Commitment': as to any Lender, the obligation of such Lender to make a Term A Loan to the Borrower on the Closing Date, or on the Second Amendment Effective Date, as the case may be, in a principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 under the heading 'Term A Loan Commitment'."

         1.3 Amendments to Section 5: Term A Loans

         A. Subsection 5.1(a) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

         "Subject to the terms and conditions hereof, each New Term A Loan Lender severally agrees to make a Term A Loan to the Borrower upon the Second Amendment Effective Date in an amount not to exceed the amount of the Term A Loan Commitment of such New Term A Loan Lender as set forth on Schedule 1.1 hereto."

         B. Subsection 5.1(c) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

         "The proceeds of the Term A Loans made by the New Term A Loan Lenders upon the Second Amendment Effective Date shall be used to finance the purchase of the Baby Magic Business by the Borrower and to pay related fees and expenses in an aggregate amount of approximately $3,000,000, and to the extent of any monies remaining, to reduce the outstanding Revolving Credit Loans, without reduction of the Revolving Credit Commitments."

                  C. Subsection 5.2 of the Credit Agreement is hereby amended
(i) by adding the phrase "or the Second Amendment Effective Date, as the case may be" to such subsection after each place the phrase "Closing Date" appears therein and (ii) in the second to last sentence thereof, by deleting the phrase "of its Term A Loans" and by substituting therefor the phrase "of the Term A Loans to be made available on such date".

         1.4 Amendments to Section 3: General Provisions

         Subsection 6.1 of the Credit Agreement is hereby amended by adding a new clause (e) at the end thereof as follows:

         "(e) The Borrower shall pay to the Arranger and the Syndication Agent on the Second Amendment Effective Date such fees as have been separately agreed upon by the Arranger, the Syndication Agent and the Borrower. After receipt of such fees from the Borrower, the Arranger shall pay on the Second Amendment Effective Date to each New Term A Loan Lender such amounts as have been separately agreed upon by the Arranger and such New Term A Loan Lender. On the Second Amendment Effective Date, the Borrower shall pay to the Administrative Agent, for distribution to each Lender consenting to the Second Amendment, and party to the Credit Agreement prior to the Second Amendment Effective Date, an amendment fee in an amount equal to 0.125% of the sum of such Lender's Term A Loans and Revolving Credit Commitments prior to the Second Amendment Effective Date."

         1.5 Amendments to Section 7: Representations and Warranties

         Section 7 of the Credit Agreement is hereby amended by inserting the following subsection 7.21 directly after subsection 7.20 thereof:

         "7.21 Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of its and its Subsidiaries' business and operations (including those affected by suppliers and vendors) that the Borrower believes could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or its Subsidiaries (or suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, and including, and after the date December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable. The Borrower believes that all Information Systems and Equipment of Borrower that are material to its or its Subsidiaries' business and operations are on a timely basis to be Year 2000 Compliant and able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect."

         1.6 Amendments to Section 9: Affirmative Covenants

         Section 9 of the Credit Agreement is hereby amended by inserting the following subsection 9.9 directly after subsection 9.8 thereof:

         "9.9 Year 2000 Compliance. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any Information Systems and Equipment of Borrower that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant as of January 1, 2000, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect. Additionally, the Borrower shall provide the Administrative Agent and any Lender with such information about its Year 2000 readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Administrative Agent or such Lender shall reasonably request."

         1.7 Amendments to Section 10: Negative Covenants

         A. Subsection 10.8 of the Credit Agreement is hereby amended by deleting the number "$20,000,000" from each place where it appears therein and by substituting the number "$30,000,000" therefor and by deleting the number $10,000,000 from the last sentence of such subsection and by substituting the number $15,000,000 therefor.

         B. Subsection 10.9(h) of the Credit Agreement is hereby amended by inserting after the phrase "not to exceed $150,000,000 in the aggregate", the following:

         ", commencing as of the Second Amendment Effective Date subsequent to the Borrower's acquisition of the Baby Magic Business"

         1.8 Substitution of Schedules

         A. Schedule 1.1: Addresses for Notice, Commitments. Schedule 1.1 to the Credit Agreement is hereby amended by deleting said Schedule 1.1 in its entirety and substituting in place thereof a new Schedule 1.1 in the form of Annex A to this Amendment.

         B. Schedule 6.2: Amortization of Term A Loans. Schedule 6.2 to the Credit Agreement is hereby amended by deleting said Schedule 6.2 in its entirety and substituting in place thereof a new Schedule 6.2 in the form of Annex B to this Amendment.

         C. Schedule 7.20: Uniform Commercial Code Filing Locations. Schedule
7.20 to the Credit Agreement is hereby amended by deleting said Schedule 7.20 in its entirety and substituting in place thereof a new Schedule 7.20 in the form of Annex C to this Amendment.

         Section 2. CONDITIONS TO EFFECTIVENESS

         Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (such date of satisfaction being referred to herein as the "Second Amendment Effective Date"):

         A. On or before the Second Amendment Effective Date, the Borrower shall deliver to Lenders (or to the Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to the Borrower, each, unless otherwise noted, dated the Second Amendment Effective Date:

                  1. Certified copies of its Articles or Certificate of Incorporation, or a certificate by its corporate secretary or an assistant secretary certifying that there has been no change in the Articles or Certificate of Incorporation subsequent to the First Amendment Effective Date, except as disclosed in such certificate and attaching thereto copies of any such amendments certified by the Secretary of State of the jurisdiction of its incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and the jurisdiction in which its principal place of business is located, each dated a recent date prior to the Second Amendment Effective Date;

                  2. Copies of its Bylaws, certified as of the Second Amendment Effective Date by its corporate secretary or an assistant secretary, or a certificate by such secretary or assistant secretary certifying that there has been no change in the Bylaws subsequent to the First Amendment Effective Date;

                  3. Resolutions of the Executive Committee of its Board of Directors approving and authorizing: (i) the execution, delivery and performance of this Amendment, (ii) the borrowing of the Term A Loans on the Second Amendment Effective Date and (iii) the delivery and payment of the Notes issued to the New Term A Loan Lenders (the "New Term A Loan Notes"), certified as of the Second Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  4. Signature and incumbency certificates of its officers executing this Amendment and the New Term A Loan Notes;

                  5. This Amendment executed by the Borrower and the Credit Support Parties and the New Term A Loan Notes executed by the Borrower and drawn to the order of the New Term A Loan Lenders;

                  6. An officer's certificate of a Responsible Officer of the Borrower to the effect that: (i) there has been no material adverse change in the business, assets, debt service capacity, tax position, liabilities (including environmental liabilities), financial condition, operations or prospects of the Borrower and its Subsidiaries and of the assets and operations purchased in the Acquisition, in each case taken as a whole since December 31, 1998, (ii) there exists no pending or threatened materially adverse litigation as to the Borrower or its Subsidiaries or pertaining to the assets purchased in the Acquisition and (iii) immediately upon the funding of the Term A Loans on the Second Amendment Effective Date, the Borrower will consummate the Acquisition and will deliver any security documents, liens or guarantees, as applicable, to the Administrative Agent, together with such other documents and certificates as may be required under the Loan Documents, including without limitation UCC-1 Financing Statements;

                  7. The Lenders shall have received: (i) the audited financial statements for the Borrower as of December 31, 1998, (ii) capsulized unaudited income statement information for the assets of the business acquired by the Borrower in the Acquisition (a) for the years ended December 31, 1997 and December 31, 1998 and (b) for the quarter ended March 31, 1999, to the extent available, and (iii) an unaudited pro forma opening balance sheet of the Borrower as of the Second

         Amendment Effective Date, giving effect to the Acquisition and the payment of all fees related thereto; and

                  8. Any existing indebtedness of the business and operations acquired in the Acquisition shall have paid in full, including the release of any liens and collateral or other security interests associated therewith, and any necessary consents and approvals shall have been obtained.

         B. On or before the Second Amendment Effective Date, Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Borrower, and of Paul E. Yestrumakas, general counsel and secretary of the Borrower, in form and substance reasonably satisfactory to the Lead Arranger and the Administrative Agent and their counsel, dated as of the Second Amendment Effective Date, substantially in the forms set forth in Annex D hereto and as to such other matters as the Lead Arranger or the Administrative Agent may reasonably request.

         C. On or before the Second Amendment Effective Date, Required Lenders shall have delivered to Lead Arranger and Administrative Agent originally executed copies of this Amendment.

         D. On or before the Second Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto not previously found acceptable by Lead Arranger and Administrative Agent and its counsel shall be reasonably satisfactory in form and substance to Lead Arranger and Administrative Agent and such counsel, and Lead Arranger and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Lead Arranger and Administrative Agent may reasonably request.

         Section 3. BORROWER'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

         A. Corporate Power and Authority. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement") and to issue the New Term A Loan Notes.

         B. Authorization of Agreements. The execution and delivery of this Amendment and of the New Term A Loan Notes and the performance of the Amended Agreement and the payment of the New Term A Loan Notes have been duly authorized by all necessary corporate action on the part of the Borrower.

         C. No Conflict. The execution and delivery by the Borrower of this Amendment and the New Term A Loan Notes and the performance by the Borrower of the Amended Agreement and the payment of the New Term A Loan Notes do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of the Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Borrower or any of its Subsidiaries; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any of its Subsidiaries; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of Lenders); or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Borrower or any of its Subsidiaries.

         D. Governmental Consents. The execution and delivery by the Borrower of this Amendment and the New Term A Loan Notes and the performance by the Borrower of the Amended Agreement and the payment of the New Term A Loan Notes do not and will not require any registration with, consent or approval of, notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         E. Binding Obligation. This Amendment and the New Term A Loan Notes have been duly executed and delivered by the Borrower and this Amendment, the New Term A Loan Notes and the Amended Agreement are the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 7 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

         Section 4. ACKNOWLEDGEMENT AND CONSENT

         Each Subsidiary Guarantor is a party to the Subsidiaries Guarantee and the other Security Documents to which such Credit Support Parties are parties pursuant to which such Subsidiary Guarantor has (i) guarantied the Borrower's obligations under the Loan Documents and (ii) created Liens in favor of Collateral Agent on certain Collateral to secure the obligations of such Subsidiary Guarantor under the Subsidiaries Guarantee. The Subsidiary Guarantors are collectively referred to herein as the "Credit Support Parties", and the Subsidiaries Guarantee and the other Security Documents are collectively referred to herein as the "Credit Support Documents".

         Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations" (as such term is defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations" in respect of the Borrower now or hereafter existing under or in respect of the Amended Agreement and the New Term A Loan Notes defined therein. Without limiting the generality of the foregoing, each Credit Support Party hereby acknowledges and confirms the understanding and intent of such party that, upon the effectiveness of this Amendment, and as a result thereof, the definition of "Obligations" contained in the Amended Agreement includes the obligations of the Borrower under the New Term A Loan Notes.

         Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

         Section 5. MISCELLANEOUS

         A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

         (i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

         (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Syndication Agent or the Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

         B. Fees and Expenses. The Borrower acknowledges that all costs, fees and expenses as described in subsection 13.5 of the Credit Agreement, as amended, incurred by any of the Lead Arranger, the Administrative Agent or the Agents and their counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

         C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:                            PLAYTEX PRODUCTS, INC.


                                     By: /s/ Michael F. Goss
                                     -----------------------
                                     Title: Executive Vice President & Chief
                                            Financial Officer


CREDIT SUPPORT PARTIES:              Playtex Investment Corp.
                                     Playtex International Corp.
                                     Playtex Manufacturing, Inc.
                                     Playtex Sales & Services, Inc.
                                     Sun Pharmaceuticals Corp.
                                     Smile-Tote, Inc.
                                     Personal Care Holdings, Inc.
                                     Personal Care Group, Inc.
                                     Carewell Industries, Inc.
                                     TH Marketing Corp.,
                                      (for purposes of Section 4 only)
                                     as Credit Support Parties


                                     By: /s/ Michael F. Goss
                                     -----------------------
                                     Title: Executive Vice President & Chief
                                            Financial Officer

LENDERS:                              WELLS FARGO BANK, N.A.,
                                      individually and as Administrative Agent


                                      By: /s/ Jeff Browing
                                      --------------------
                                      Title: Relationship Manager

                                      DLJ CAPITAL FUNDING, INC.,
                                      individually and as Syndication Agent


                                      By: /s/ Eric Swanson
                                      --------------------
                                      Title: Managing Director

                                      AMSOUTH BANK N.A.


                                      By: /s/ Brock E. Fredette
                                      -------------------------
                                      Title: Vice President

                                      TORONTO-DOMINION BANK


                                      By: /s/ Jorge A. Garcia
                                      -----------------------
                                      Title: Vice President

                                      CREDIT LYONNAIS New York Branch


                                      By: /s/ Vladimir Labun
                                      ----------------------
                                      Title: First Vice President - Manager

                                      MITSUBISHI TRUST & BANKING
                                      CORP.


                                      By: /s/ Toshihiro Hayashi
                                      -------------------------
                                      Title: Senior Vice President

                                      COMPAGNIE FINANCIERE DE CIC ET
                                      DE L'UNION EUROPEENNE


                                      By: /s/ Sean Mounier
                                      --------------------
                                      Title: First Vice President


                                      By: /s/ Marcus Edward
                                      ---------------------
                                      Title: Vice President

                                      BANCO POPULAR NORTH AMERICA


                                      By: /s/ Andrew H. Melville
                                      --------------------------
                                      Title: Assistant Vice President

                                      ABN AMRO BANK, N.V.


                                      By: /s/ Cameron D. Gateman
                                      --------------------------
                                      Title: Vice President


                                      By: /s/ Anna Bezdenejnykk Guille
                                      --------------------------------
                                      Title: Assistant Vice President

                                      ERSTE BANK


                                      By: /s/ Rima Terradista
                                      -----------------------
                                      Title: Vice President


                                      By: /s/ Anca Trifan
                                      -------------------
                                      Title: Assistant Vice President

                                      GENERAL ELECTRIC CAPITAL
                                      CORPORATION


                                      By: /s/ Robert M. Kadlick
                                      -------------------------
                                      Name:  Robert M. Kadlick
                                      Title: Duly Authorized Signatory

                                      CREDIT AGRICOLE INDOSUEZ


                                      By: /s/ Craig Welch
                                      -------------------
                                      Title: First Vice President


                                      By: /s/ Rene LeBlanc
                                      --------------------
                                      Title: Vice President

                                      THE LONG-TERM CREDIT BANK OF
                                      JAPAN, LIMITED, NEW YORK
                                      BRANCH


                                      By: /s/ Nozami Move
                                      -------------------
                                      Title: Deputy General Manager

                                      SOCIETE GENERALE


                                      By: /s/ Christopher Speltz
                                      --------------------------
                                      Title: Director-Head SG Dallas

                                      IMPERIAL BANK


                                      By: /s/ Ray Vadalma
                                      -------------------
                                      Title: Senior Vice President

                                      PEOPLE'S BANK


                                      By: /s/ Michael T. Schewighoffer
                                      --------------------------------
                                      Title: Vice President

                                      IKB DEUTSCHE INDUSTRIEBANK AG,
                                      LUXEMBOURG BRANCH


                                      By: /s/ Edwin Brecht
                                      --------------------
                                      Title: Executive Director


                                      By: /s/ Manfred Ziwey
                                      ---------------------
                                      Title: Director

                                      DG BANK


                                      By: /s/ Steve Santor
                                      --------------------
                                      Title: Vice President


                                      By: /s/ Craig Adleson
                                      ---------------------
                                      Title: AVP

                                      CHEVY CHASE BANK


                                      By: /s/ Mary Ann Facente
                                      ------------------------
                                      Title: Vice President

                                      NATEXIS BANQUE BFCE


                                      By: /s/ Frank H. Madden, Jr.
                                      ----------------------------
                                      Title: Vice President & Group Manager


                                      By: /s/ Jordan Sadler
                                      ---------------------
                                      Title: Associate

                                      TORONTO DOMINION (NEW YORK), INC


                                      By: /s/ Jorge A. Garcia
                                      -----------------------
                                      Title: Vice President

Annex A

                                 I. Closing Date

Schedule 1.1 - Addresses for Notice, Commitments


                                                                                                Working Cap. Revolving
LENDERS                                Term A Loan               Acq. Revolving Credit                  Credit
-------                                -----------               ---------------------          ----------------------
DLJ Capital Funding, Inc.             $49,823,527.00                 $36,235,296.00                 $67,941,177.00
2121 Avenue of the Stars
Los Angeles, CA  90067
Attention: Eric Swanson
           Alexis Maged
Telephone:  310-282-7427
Telecopy:  310-282-6178
Wells Fargo Bank, N.A.                 $5,176,473.00                  $3,764,704.00                  $7,058,823.00
420 Montgomery Street
9th Floor
San Francisco, CA  94104
Attention:  Judi Steele
Telephone:  415-477-5414
Telecopy:  415-512-9408
with a copy to:
Jeff Browning
Wells Fargo Bank
1445 Ross Avenue
Suite 400
Dallas, TX  75202

           TOTAL:                     $55,000,000.00                 $40,000,000.00                 $75,000,000.00
           =====                      ==============                 ==============                 ==============

                       II. Second Amendment Effective Date

New Term A Loan Lenders:
------------------------

LENDERS                                   Term A Loan
-------                                   -----------
People's Bank                            13,500,000.00
One Financial Plaza
Hartford, CT 06103
Attention:  Linda J. Ryan
Telephone:  860-280-2607
Telecopy:  860-280-2737
IKB Deutsche Industriebank               13,500,000.00
AG
P.O. Box 101118
4002 Dusseldorf
Germany
Attention:  Thomas Bleher
Telephone:  011-49-211-
8221-4887
Telecopy:  011-49-211-8221-
2887
DG Bank                                  13,500,000.00
609 Fifth Avenue, 8th Floor
New York, NY 10017
Attention:  Craig Anderson
Telephone:  212-745-1583
Telecopy:  212-745-1556
Compagnie Financiere de                  13,500,000.00
CIC et de l'Union
Europeenne
520 Madison Avenue,
37th Floor
New York, New York
10006
Attention: Sean Mounier
Telephone:  212-715-4413
Telecopy:  212-715-4535
Chevy Chase Bank                         13,500,000.00
8401 Connecticut Avenue
Chevy Chase, MD  20815
Attention: Marianne Facente
Telephone:  301-986-7305
Telecopy:  301-986-7038

Natexis Banque BFCE                       5,000,000.00
Corporate Finance Group
645 Fifth Avenue, 20th
Floor
New York, NY 10022
Attention:  Frank Madden
Telephone:  212-872-5180
Telecopy:  212-872-5045


New Term A Loan Lenders (continued from previous page):
-------------------------------------------------------

LENDERS                                   Term A Loan
-------                                   -----------
ABN AMRO Bank, N.V.                       5,000,000.00
500 Park Avenue
New York, New York
10022
Attention: Cameron
Gateman
Telephone:  212-446-4388
Telecopy:  212-832-7129

with a copy to:

208 South LaSalle Street,
Suite 1500
Chicago, Illinois  60604
Attention: Monica
Podbielski Telephone:  312-
992-5132
Telecopy:  312-992-5111
DLJ Capital Funding, Inc.               $22,500,000.00
2121 Avenue of the Stars
Los Angeles, CA  90067
Attention: Eric Swanson
           Alexis Maged
Telephone:  310-282-7427
Telecopy:  310-282-6178

             TOTAL:                    $100,000,000.00
             ======                    ===============

Annex B

Schedule 6.2 - Amortization of Term A Loans
-------------------------------------------

                          Amortization of Term A Loans
                          ----------------------------

Payment Date                                                         Amount
------------                                                         ------
September 15, 1999                                                 $1,937,500
December 15, 1999                                                   1,937,500
March 15, 2000                                                      1,937,500
June 15, 2000                                                       1,937,500

September 15, 2000                                                  8,718,750
December 15, 2000                                                   8,718,750
March 15, 2001                                                      8,718,750
June 15, 2001                                                       8,718,750

September 15, 2001                                                 12,593,750
December 15, 2001                                                  12,593,750
March 15, 2002                                                     12,593,750
June 15, 2002                                                      12,593,750

September 15, 2002                                                 15,500,000
December 15, 2002                                                  15,500,000
March 15, 2003                                                     15,500,000
June 15, 2003                                                      15,500,000
                                                                 ------------
TOTAL                                                            $155,000,000

Annex C

            Schedule 7.20 - Uniform Commercial Code Filing Locations
            --------------------------------------------------------

1.       Secretary of State of Alabama
2.       Secretary of State of Arizona
3.       Secretary of State of California
4.       Secretary of State of Connecticut
5.       Secretary of State of Delaware
6.       Secretary of State of Florida
7.       DeKalb County, Georgia
8.       Fulton County, Georgia
9.       Gwinnett County, Georgia
10.      Secretary of State of Idaho
11.      Secretary of State of Illinois
12.      Secretary of State of Indiana
13.      Secretary of State of Iowa
14.      Secretary of State of Kentucky
15.      Department of Assessments & Taxation, Maryland
16.      Secretary of State of Massachusetts
17.      City of Boston, Massachusetts
18.      Town of Easton, Massachusetts
19.      Town of Leominster, Massachusetts
20.      Town of Rowley, Massachusetts
21.      Secretary of State of Michigan
22.      Kent County, Michigan
23.      Secretary of State of Missouri
24.      Franklin County, Missouri
25.      Greene County, Missouri
26.      Secretary of State of New Jersey
27.      Secretary of State of New York
28.      Albany County, New York
29.      New York County, New York
30.      Orange County, New York
31.      Rensselaer County, New York
32.      Rockland County, New York
33.      Westchester County, New York
34.      Secretary of State of North Carolina
35.      New Hanover County, North Carolina
36.      Secretary of State of Ohio
37.      Cuyahoga County, Ohio
38.      Franklin County, Ohio

39.      Geauga County, Ohio
40.      Guernsey County, Ohio
41.      Hamilton County, Ohio
42.      Ohio Knox County, Ohio
43.      Montgomery County,
44.      Portage County, Ohio
45.      Shelby County, Ohio
46.      Tuscarawas County, Ohio
47.      Wayne County, Ohio
48.      Oklahoma County, Oklahoma
49.      Secretary of State of Oregon
50.      Secretary of the Commonwealth of Pennsylvania
51.      Adams County Prothonotary, Pennsylvania
52.      Berks County Prothonotary, Pennsylvania
53.      Cumberland County, Pennsylvania
54.      Erie County, Pennsylvania
55.      Lancaster County, Pennsylvania
56.      Lebanon County Prothonotary, Pennsylvania
57.      Lehigh County, Pennsylvania
58.      Montgomery County, Pennsylvania
59.      North Hampton County, Pennsylvania
60.      Somerset County, Pennsylvania
61.      York County, Pennsylvania
62.      Secretary of State of Rhode Island
63.      Secretary of State of South Carolina
64.      Secretary of State of Tennessee
65.      Shelby County, Tennessee
66.      Secretary of State of Texas
67.      Secretary of State of Utah
68.      Secretary of State of Virginia
69.      Virginia Beach Independent City, Virginia
70.      Department of Licensing, Washington
71.      Secretary of State of Wisconsin

Annex D

                             [Form of Legal Opinion]

                                  June __, 1999


To the Lenders party to the
Credit Agreement referred
to below, DLJ Capital
Funding, Inc., as Syndication Agent,
and Wells Fargo Bank, N.A.,
as Administrative Agent

Ladies and Gentlemen:

         We have acted as special counsel to Playtex Products, Inc., a Delaware corporation (the "Borrower"), in connection with the Second Amendment to the Credit Agreement (the "Second Amendment") dated as of June __, 1999 among the Borrower, the financial institutions listed on the signature pages thereof (the "Lenders"), DLJ Capital Funding, Inc., as Syndication Agent (the "Syndication Agent"), and Wells Fargo Bank, N.A., as Administrative Agent (the "Administrative Agent"). Capitalized terms used herein and not otherwise defined have the respective meanings given those terms in the Credit Agreement dated as of July 21, 1997, as amended by the First Amendment dated as of January 28, 1998 (as so amended, the "Credit Agreement") among the Borrower, Lenders, Syndication Agent and Administrative Agent and as amended by the Second Amendment on the date hereof (the "Amended Credit Agreement"). This opinion is being furnished to you at the request of the Borrower pursuant to Section 2.B of the Second Amendment.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, each dated as of the date hereof (collectively, the "Documents"):

         1. The Amended Credit Agreement;

         2. The Borrower Security Agreement;

         3. The Second Amendment; and

         4. The New Term A Loan Notes executed by the Borrower on the Second Amendment Effective Date.

         In addition, we have examined: (i) such corporate records of the Borrower as we have considered appropriate, including copies of the certificate of incorporation, as amended, and by-laws, as amended, of the Borrower certified as in effect on the date hereof (collectively, the "Charter Documents") and certified copies of resolutions of the board of directors of the Borrower and of the executive committee of the board of directors of the Borrower; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions hereinafter expressed.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the enforceability of the documents against each party thereto other than the Borrower, (iii) the legal capacity of all individuals who have executed any of the documents and (iv) the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all such latter documents.

         In expressing the opinions set forth herein, we have relied upon the factual matters contained in the representations and warranties of the Borrower made in the Documents and upon certificates of public officials and officers of the Borrower.

         Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

         1. The Borrower (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (ii) has the corporate power and authority to own and operate its property and assets, to lease the property it operates as lessee and to carry on its respective businesses as now conducted.

         2. The Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under each Document and the execution, delivery and performance by the Borrower of each of the Documents has been duly authorized by all necessary corporate action on the part of the Borrower.

         3. Each Document has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

         4. The execution and delivery by the Borrower of each of the Documents and the consummation by the Borrower of the transactions contemplated thereby does not (i) violate or result in a breach of or default under the Borrower's Charter Documents, or any material applicable law or regulation of the United States (including Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States) or the State of New York or the General Corporation Law of the State of Delaware (the "GCL") (other than any state securities or "blue sky" laws, as to which we express no opinion), or any order, writ, injunction or decree of which we have knowledge (without investigation) of any court or governmental authority or agency of the United States or the State of New York binding upon the Borrower or to which the Borrower is subject or any instrument or document listed on Schedule 1 hereto to which the Borrower is a party to or by which the Borrower is bound or (ii) result in the creation or imposition of any Liens upon the assets of the Borrower pursuant to the terms of any such agreement or instrument (except for Liens in favor of the Collateral Agent contemplated by the Loan Documents).

         5. The execution and delivery by the Borrower of each of the Documents and the consummation by the Borrower of the transactions contemplated thereby
(a) does not violate, or constitute a default under, any of the material Contractual Obligations of the Borrower and (b) will not result in or require the creation or imposition of any Lien on any of its respective properties or revenues, except the security interests created pursuant to the

Borrower Security Agreement.*

         6. Except for (i) filings which are necessary to perfect the security interest granted under the Documents, (ii) filings, authorization or approvals relating to state securities or "blue sky" laws (as to which we express no opinion) and (iii) such other filings, authorizations or approvals as are specifically contemplated by the Documents and the Amended Credit Agreement, no authorization or approvals of, and no filings with, any governmental or regulatory authority or agency of the United States or the State of New York, or under the GCL, are necessary for the execution, delivery or performance by the Borrower of the Documents.

         7. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         8. The Borrower Security Agreement dated as of July 21, 1997, as supplemented as of the date hereof (as so supplemented, the "Borrower Security Agreement"), creates a valid security interest in favor of the Collateral Agent, for the benefit of the Lenders, in all right,

---------------------------------
* Can be delivered by Borrower's General Counsel.

title and interest of the Borrower in and to the Collateral to the extent that
Article 9 of the NY-UCC is applicable thereto. The UCC-1 financing statements listed on Schedule 2 hereto (the "New York Financing Statements") are in appropriate form for filing, and the filing offices listed on said Schedule 2 (the "New York Filing Offices") are all of the offices in New York in which filings are required to perfect the security interest of the Collateral Agent for the benefit of the Lenders in the Collateral to the extent that security interests in the Collateral can be perfected by filing under the NY-UCC. Assuming such New York Financing Statements have been duly presented for filing to the New York Filing Officers with the appropriate filing fees tendered, or duly accepted for filing by the appropriate filing officers in each New York Filing Office, then to the extent that security interests in the Collateral may be perfected by filing under the NY-UCC, such filings have resulted in the perfection of such security interests.

         9. The obligations of the Borrower under the Amended Credit Agreement and the other Loan Documents constitute "Senior Indebtedness" and "Designated Senior Indebtedness" as such terms are defined in the Senior Subordinated Indenture.

         The foregoing opinion is subject to the following assumptions, exceptions and qualifications:

                  (a) The enforceability of the Documents may be: (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally; (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (iii) subject to the qualification that certain remedial provisions of the Borrower Security Agreement are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not make the remedies afforded by the Borrower Security Agreement inadequate for the practical realization of the rights and benefits purported to be provided thereby except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable New York laws, rules, regulations and court decisions and by constitutional requirements in and of the State of New York.

                  (b) We express no opinion as to: (i) the enforceability of any provisions contained in the Documents that purport to establish (or may be construed to establish) evidentiary standards; (ii) the enforceability of any provisions contained in the Borrower Security Agreement that constitute waivers which are prohibited under the NY-UCC prior to default; or (iv) the enforceability of forum selection clauses in the federal courts.

                  (c) In giving the opinions set forth in paragraph 8 above, we express no opinion as to: (i) the Borrower's right, title or interest in or to any Collateral or the description of such Collateral in the Borrower Security Agreement; (ii) the laws of any other state or the perfection and effect of perfection or non-perfection of a security interest in the Collateral subject to the laws of any state other than New York; (iii) the perfection of security interests in fixtures, equipment used in farming operations, farm products, consumer goods, timber or minerals or the like, or accounts resulting from the sale thereof; or
(iv) the creation, validity, perfection, priority or enforceability of any security interest sought to be created in any patents, trademarks, trade names, service marks, copyrights, deposit accounts, insurance policies, real property or any other items of property to the extent that a security interest therein is excluded from the coverage of Article 9 of the NY-UCC. In addition, except as specifically set forth in paragraph 8 above, we express no opinion as to the perfection of any security interest.

                  (d) We wish to point out that in the case of proceeds (as defined in Article 9 of the NY-UCC), the continuation of perfection of any security interest therein (i) is limited to the extent set forth in Section 9-306 of the NY-UCC, and (ii) if such proceeds consist of property in which a perfected security interest cannot be obtained or maintained by the filing of the New York Financing Statements in the New York Filing Offices, will require additional compliance with applicable provisions of the NY-UCC.

                  (e) We call to your attention the fact that (i) Article 9 of the NY-UCC requires the filing of continuation statements within the period of six months prior to the expiration of each five year period from the date of the original filing of financing statements, as applicable, in order to maintain the effectiveness of the filings referred to in this opinion, and (ii) additional filings may be necessary if the Borrower or any subsidiary of the Borrower changes its name, identity or corporate structure or the jurisdictions in which its places of business, its chief executive office or the Collateral are located.

         Our opinions expressed above are limited to the laws of the State of New York, the GCL and the Federal laws of the United States. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

         This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Amended Credit Agreement and may not be circulated to, or relied upon by, any other Person, except that this letter may be circulated to any prospective Lender under the Amended Credit Agreement and, subject to the following sentence, may be relied upon by any person who, in the future, becomes a Lender to the Amended Credit Agreement. This opinion speaks only as of the date hereof and we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other development of which we may later become aware.

                                 Very truly yours,